SECURITIES EXCHANGE AGREEMENT

THIS SECURITIES EXCHANGE AGREEMENT (this “Agreement”) is dated June 14, 2016, by and between FUNCTION (X) INC. , a Delaware corporation formerly known as DraftDay Fantasy Sports, Inc. and formerly known asw Viggle, Inc. (the “Company”), MGT Sports, Inc., a Delaware corporation partnership (“MGT Sports”) and MGT Capital Investments, Inc., a Delaware corporation and the parent corporation of MGT Sports (“Parent,” and collectively with the Company and MGT Sports, the “Parties”).

WHEREAS:

WHEREAS, on March 24, 2016, the Company, Parent and MGT Sports entered into a Securities Exchange Agreement (the “Exchange Agreement”), pursuant to which the Company issued certain equity securities to MGT Sports in exchange for a portion of a note held by MGT Sports (the “Note”), which bears interest at a rate of 5% per annum;

WHEREAS, the Note, which bears interest at a rate of 5%, was originally in the amount of $1,875,000, and, after the transactions described in the Exchange Agreement, currently has a principal balance of $940,494;

WHEREAS, the Company desires to make a cash payment (the “Interest Payment”) to MGT Sports for the entirety of the accrued interest due under the Note, which as of the date hereof is $10,581.03, or $130.63 per day;

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”), the Company desires to exchange the Note, and MGT Sports desires to so exchange the Note, for equity securities in the Company; and

WHEREAS, specifically, subject to the terms and conditions set forth in this Agreement and pursuant to Section 3(a)(9) of the Securities Act, the Company desires to exchange the Note with MGT Sports, and MGT Sports desires to so exchange the Note with the Company, as follows:

a)	The remaining principle amount of $940,494 of the Note shall be exchanged at a rate of $0.356 per share (the “Exchange Price”), resulting in the issuance of 2,641,837 shares (the “Common Shares”) of the common stock of the Company, par value $0.001 (“Common Stock”), which amount may be adjusted for any stock split or reverse stock split (so that, if for example, the Company effects a 1-for- 20 reverse stock split after the date hereof, the note would be convertible into 132,092 shares; provided, that to the extent that at the time of the issuance of the Common Shares hereunder would result in MGT Sports owning greater than 9.99% of the outstanding common stock (the “Preferred Shares”) of the Company, such excess number shall be issued instead in shares of the Company’s Series D preferred stock, which shall be convertible into such common stock of the Company in an amount equivalent to such excess number of shares of common stock;

b)	If any Preferred Shares are issued hereunder, conversions of the Preferred Shares shall be limited such that any given conversion shall not cause MGT Sport’s aggregate beneficial ownership of the shares of Common Stock to exceed 9.99% of the Company’s outstanding common stock; and

c)	After the issuance of the securities set forth above, the remaining principal amount of the Note is $0. The Common Shares, the Preferred Shares, and the shares of common stock issuable upon conversion of the Preferred Shares shall be referred to collectively herein as the “Exchange Securities”.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants hereinafter contained, the Parties agree as follows:

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ARTICLE I

THE NOTE EXCHANGE

AND ISSUANCE OF EQUITY SECURITIES

1.1 Closing. The closing (the “Closing”) of the transactions contemplated by this Agreement shall take place within two business days of the satisfaction of all of the conditions to closing as set forth in this Agreement.

1.2 Exchange. At the Closing:

(a) the Company shall make the Interest Payment to MGT Sports in accordance with the wire instructions attached hereto as Exhibit A;

(b) the Company shall cause its transfer agent to issue the Common Shares to MGT Sports, as adjusted for any stock split or reverse stock split;

(c) the Company shall issue the Preferred Shares to MGT Sports, if any Preferred Shares are to be issued, as adjusted for any stock split or reverse stock split;

(c) the Company shall cause its transfer agent to reserve such number of shares of common stock as may be issuable to MGT Sports upon conversion of the Preferred Shares, if any Preferred Shares are to be issued;

(d) MGT Sports shall return the Note to the Company marked “Paid In Full”

(collectively, the “Note Exchange Transactions”).

1.3 No Consideration. The Exchange Securities shall be issued to MGT Sports solely in exchange for the cancellation of the Note, and MGT Sports shall not pay or be required to pay any additional consideration to the Company in order to effectuate the issuance of such shares;

1.4 Delivery. The Note Exchange Transactions shall be completed as soon as practicable following the Closing Date. As of the Closing Date, the Note shall be null and void.

1.5 Waiver. Upon execution of this Agreement, any and all Events of Default under the Note (“Events of Default”), and remedies arising out of Events of Default, each as set forth in the Note, occurring prior to this Agreement, shall be deemed waived without further recourse by MGT Sports and Parent. Upon completion of the Note Exchange Transactions, MGT and Parent shall release and discharge the Company from all actions, causes of action, amounts due, owing or accruing, promises and claims whatsoever, in law, arising from or related to the Note, except to the extent of the Remaining Principal and interest thereon as contemplated thereby.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

OF THE COMPANY

2.1 Authorization and Binding Obligation. The Company has the requisite power and authority to enter into and perform its obligations under this Agreement and to complete the Note Exchange Transactions, including the issuance of the Common Shares and the Preferred Shares, in accordance with the terms hereof. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Exchange Securities and the reservation for issuance of shares of the Company’s common stock issuable upon conversion of the Preferred Shares, have been duly authorized by the Company’s Board of Directors and no further filing, consent, or authorization is required by the Company, its Board of Directors or its stockholders. This Agreement has been duly executed and delivered by the Company, and constitutes the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies and except as rights to indemnification and to contribution may be limited by federal or state securities laws.

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2.2 No Conflict. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the Note Exchange Transactions contemplated will not (i) result in a violation of the Certificate of Incorporation, as amended, or other organizational document of the Company or any of its subsidiaries, any capital stock of the Company or any of its subsidiaries or bylaws of the Company or any of its subsidiaries, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including foreign, federal and state securities laws and applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries is bound or affected except, in the case of clause (ii) or (iii) above, to the extent such violations that could not reasonably be expected to have a material adviser effect on the Company or its subsidiaries.

2.3 Securities Law Exemptions. Assuming the accuracy of the representations and warranties of MGT Sports contained herein, the offer and issuance by the Company of the Exchange Securities is exempt from registration pursuant to the exemption provided by Section 3(a)(9) of the Securities Act.

2.4 Issuance of Securities. The issuance of the the Common Shares and the Preferred Shares is duly authorized and upon issuance in accordance with the terms of this Agreement, the Common Shares and the Preferred Shares shall be validly issued, fully paid and non-assessable and free from all taxes, liens, charges and other encumbrances with respect to the issuance thereof and shall not be subject to any preemptive, participation, rights of first refusal and other similar rights. Upon conversion of the Preferred Shares in accordance with the terms thereof, and subject to the 9.99% maximum ownership limitation, the common stock issuable upon such exercise, when issued, will be validly issued, fully paid and non-assessable and free from all preemptive or similar rights, taxes, liens, charges and other encumbrances with respect to the issue thereof, and MGT Sports shall be entitled to all rights accorded to a holder of such shares of common stock.

2.5 Transfer Taxes. On the Closing Date, all share transfer or other taxes (other than income or similar taxes) which are required to be paid in connection with the issuance of the Exchange Securities will be, or will have been, fully paid or provided for by the Company, and all laws imposing such taxes will be or will have been complied with.

2.6 Disclosure. The Company confirms that neither it nor any other person acting on its behalf has provided MGT Sports or its agents or counsel with any information that constitutes or could reasonably be expected to constitute material, non-public information concerning the Company or any of its subsidiaries, other than the existence of the transactions contemplated by this Agreement. The Company understands and confirms that MGT Sports may rely on the foregoing representations in effecting transactions in securities of the Company.

2.7 No Integrated Offering. Except as set forth on Schedule 2.7, the Company has not sold or issued, nor will sell or issue any securities that would be integrated with the offering of the Exchange Securities contemplated by this Agreement pursuant to the Securities Act and the rules and regulations or the interpretations thereunder of the Securities and Exchange Commission. Other than as disclosed on Schedule 2.7 hereto, the Company will not make, directly or indirectly, any offers or sales of any security under circumstances that would require the transactions contemplated by this Agreement to be approved by the Company’s shareholders under applicable shareholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated.

2.8 SEC Reports; Financial Statements.

(a) The Company has filed all registration statements, prospectuses, forms, reports, definitive proxy statements, schedules and other documents and filings required to be filed by it under the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as the case may be (the “SEC Reports”), since January 1, 2015; provided that the Company’s Form 10-Q for the quarter ended December 31, 2015 was filed late. None of the Company’s subsidiaries is required to file periodic reports with the Securities and Exchange Commission pursuant to the Exchange Act. Each SEC Report (i) as of the time it was filed (or if subsequently amended, when amended), complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, except with regard to timeliness, and (ii) did not, at the time it was filed (or if subsequently amended or superseded by an SEC Report, then, on the date of such subsequent filing), contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

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(b) The Company’s consolidated financial statements (including, in each case, any notes thereto) contained in the Form 10-K for the fiscal year ended June 30, 2015 (the “Company Consolidated Financial Statements”) were prepared in accordance with generally accepted accounting principles as in effect in the United States of America (“GAAP”), applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto or as may have been required by regulatory accounting principles applicable to the Company or the Bank) or, in the case of interim consolidated financial statements, where information and footnotes contained in such financial statements are not required to be in compliance with GAAP), and in each case such Company Consolidated Financial Statements fairly presented, in all material respects, the consolidated financial position, results of operations, cash flows and shareholders equity of the Company and its consolidated subsidiaries as of the respective dates thereof and for the respective periods covered thereby (subject, in the case of unaudited financial statements, to normal year-end adjustments which were not and which are not expected to be, individually or in the aggregate, material to the Company and its consolidated subsidiaries taken as a whole).

(c) Except as set forth in the Company’s filings with the SEC, including without limitation, the risk factors contained therein, and except as and to the extent set forth on the consolidated balance sheet of the Company as of June 30, 2015 (the “Company 2015 Balance Sheet”), between June 30, 2015 and the date hereof neither the Company nor any of its consolidated subsidiaries has incurred any debts, liabilities or obligations (whether accrued, absolute, contingent, liquidated or otherwise, whether due or to become due) of a nature that would be required to be reflected on a balance sheet or in notes thereto prepared in accordance with GAAP consistently applied, except for liabilities or obligations (i) that, in the aggregate, are adequately provided for in the Company 2015 Balance Sheet, or (ii) incurred in the ordinary course of business between June 30, 2015 and the date hereof that would not, individually or in the aggregate, have any material adverse effect on (x) the business, financial condition, results of operations or assets of the Company and its subsidiaries taken as a whole, or (y) the ability of the Company to consummate the transactions contemplated by this Agreement.

2.9 Exchange Act Registration, NASDAQ.

(a)The Common Stock is registered pursuant to Section 12(b) of the Exchange Act and is listed on the NASDAQ Capital Market, and other than as disclosed on Schedule 2.9 hereto, the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the NASDAQ Capital Market, nor has the Company received any notification that the Securities and Exchange Commission or the NASDAQ Capital Market is contemplating terminating such registration or listing.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

OF MGT SPORTS

As a material inducement to the Company to enter into this Agreement and consummate the exchange, MGT Sports represents, warrants and covenants with and to the Company as follows:

3.1 Authorization and Binding Obligation. MGT Sports and Parent, each have the requisite legal capacity, power and authority to enter into, and perform under, this Agreement. MGT Sports has the requisite legal capacity, power and authority to purchase the Exchange Securities. Each of the execution, delivery and performance of this Agreement by MGT Sports and Parent, and the consummation by MGT Sports of the Note Exchange Transactions, have been duly authorized by all requisite corporate action on the part of MGT Sports and Parent, as applicable, and no further consent or authorization is required. This Agreement has been duly authorized, executed and delivered by MGT Sports and Parent, and constitutes the legal, valid and binding obligations of MGT Sports and Parent, enforceable against MGT Sports and Parent in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies and except as rights to indemnification and to contribution may be limited by federal or state securities laws.

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3.2 Beneficial Owner. With respect to the Note, (i) MGT Sports owns, beneficially and of record, good and marketable title to the Note, free and clear of any taxes or encumbrances; (ii) the Note is not registered under the Securities Act and, therefore, cannot be resold unless registered under the Securities Act or in a transaction exempt from or not subject to the registration requirements of the Securities Act; (iii) MGT Sports has not entered into any agreement or understanding with any person or entity to dispose of the any portion of the Note; and (iv) at the Closing, MGT Sports will convey to the Company good and marketable title to the Note in its entirety, free and clear of any security interests, liens, adverse claims, taxes or encumbrances.

3.3 Accredited Investor. MGT Sports is an accredited investor as defined in Rule 501(a) of Regulation D, as amended, under the Securities Act, and MGT Sports was not organized for the specific purpose of acquiring the Exchange Securities.

3.4 Experience of Investor. MGT Sports, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Exchange Securities, and has evaluated the merits and risks of such investment. MGT Sports is able to bear the economic risk of an investment in such securities and, at the present time, is able to afford a complete loss of such investment.

3.4 Purchase Entirely for Own Account. The Exchange Securities will be acquired for the MGT Sports’s own account, not as nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the Securities Act, and MGT Sports has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the Securities Act without prejudice, however, to such MGT Sports’s right at all times to sell or otherwise dispose of all or any part of such Securities in compliance with applicable federal and state securities laws. Nothing contained herein shall be deemed a representation or warranty by MGT Sports to hold the Exchange Securities for any period of time. MGT Sports is not a broker-dealer or agent of a broker-dealer required to be registered with the Securities and Exchange Commission under Section 15 of the Securities Exchange Act of 1934 (the “Exchange Act”), nor an entity or individual engaged in a business that would require it to be so registered.

3.5 Disclosure of Information. MGT Sports has access to and has reviewed the Company’s filings with the Securities and Exchange Commission, at WWW.SEC.GOV, including the “Risk Factors” contained therein. MGT Sports has had the opportunity to ask questions of and receive answers from the Company regarding the Company, its business and the terms and conditions of the offering of the Exchange Securities. Neither such inquiries nor any other due diligence investigation conducted by MGT Sports shall modify, amend or affect MGT Sports’s right to rely on the Company’s representations and warranties contained in this Agreement.

3.6 Restricted Securities. MGT Sports understands that the Exchange Securities are characterized as “restricted securities” as that term is defined under Rule 144 of the Securities Act, and have not been registered under the Securities Act or any applicable state securities law, and may not be resold without registration under the Securities Act or the existence of an exemption therefrom. MGT Sports represents that it is familiar with Rule 144 promulgated under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act. MGT Sports agrees and acknowledges that, in connection with the transfer of any portion of, or all of, such securities, the Company may require MGT Sports to provide the Company an opinion of counsel selected by MGT Sports and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Exchange Securities under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights of an investor under this Agreement.

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3.7 Legends. MGT Sports agrees to the imprinting, so long as is required by this Section 4.1, of a legend on any of the Exchange Securities, or certificates evidencing such securities, in the following form:

THIS SECURITY NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

MGT Sports agrees also to the imprinting of any legend required by the “blue sky” laws of any state to the extent such laws are applicable to the securities to be so legended. Certificates evidencing such securities shall not contain any legend (including the legend set forth in this Section 3.7 hereof): (i) while a registration securities pursuant to Rule 144, or (iii) if such legend is not otherwise required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission), as reasonably determined by the Company.

3.8 Proceedings. No proceedings relating to the Note are pending or, to the knowledge of MGT Sports, threatened before any court, arbitrator or administrative or governmental body that would adversely affect MGT Sports’s right and ability to surrender and exchange the Note.

3.9 Tax Consequences. MGT Sports acknowledges that the purchase of Exchange Securities, may involve tax consequences to MGT Sports, and that the contents of this Agreement do not contain tax advice. MGT Sports acknowledges that it has not relied and will not rely upon the Company with respect to any tax consequences related to the exchange of the Note. MGT Sports assumes full responsibility for all such consequences and for the preparation and filing of any tax returns and elections which may or must be filed in connection with such Note.

3.10 Reliance on Exemptions. MGT Sports understands that the securities being offered and exchanged hereunder are being offered and exchanged in reliance on specific exemptions from the registration requirements of United States federal and state securities laws, and that the Company is relying in part upon the truth and accuracy of, and MGT Sports’s representations, and compliance with, the representations, warranties, agreements, acknowledgments and understandings of MGT Sports set forth herein in order to determine the availability of such exemptions and the eligibility of MGT Sports to acquire the Exchange Securities.

ARTICLE IV

COVENANTS AND OTHER AGREEMENTS

4.1 Holding Period. For the purposes of Rule 144, the Company acknowledges that the holding period of the Note may be tacked onto the holding period of the Exchange Securities, and the Company agrees not to take a position contrary to this Section 4.1.

4.2 Adjustment to the Exchange Price. In the event that, prior to the time at which Equity Securities are delivered hereunder, Robert F.X. Sillerman or entities controlled by him exchange any of their debt securities in the Company or preferred stock in the Company at a price more favorable than the Exchange Price, then the Exchange Price hereunder shall be adjusted to such more favorable price.

4.3 Redemption of the Preferred Shares. The Company and MGT Sports agree that the Company shall have the right, at any time, to redeem the Preferred Shares in whole or in part, for cash, at an amount equal to 110% of the stated value of such shares at the time such redemption is requested.

4.4 Expenses. Each Party agrees to pay for its own expenses related to the research, preparation and review of the transactions contemplated by this Agreement.

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4.5 Limitation on Conversion of Preferred Shares. The Company and MGT Sports agree that the Company shall not issue such number of the shares of Common Stock issuable upon conversion of Preferred Shares pursuant to this Agreement to the extent that after giving effect to such Conversion, MGT Sports (together with MGT Sports’s affiliates) would beneficially own in excess of 9.99% of the Common Stock outstanding immediately after giving effect to such conversion, based on information provided by MGT Sports to the Company. MGT Sports acknowledges that as a result of this restriction, the number of shares that may be issued upon the conversion may change depending upon changes in the outstanding shares of Common Stock. Any portion of Preferred Shares not converted due to the above limitations will remain as Preferred Shares.

4.6 Acceptance of MGT Sport’s Counsel’s 144 Opinion. The Company covenants that it shall give specific authorization to its transfer agent and its legal counsel that the transfer agent may accept MGT Sports’s legal counsel’s 144 opinion with regard to sale of the Common Shares or any shares of Common Stock underlying any of the Equity Securities as long as MGT Sports holds any Equity Securities; provided that the transfer agent shall be instructed to contact the Company for approval of all opinions before giving effect to the removal of any restrictive legends therefrom. The Company shall be allowed two (2) business days to review an opinion and if no objection is affirmatively raised then the Company’s approval shall be deemed given.

4.7 Filing of Information Statement. Within twenty-five business days after the date of this Agreement, the Company shall file an Information Statement with the Securities Exchange Commission regarding the shareholder approval of the transactions described herein.

4.8 Cash Payment. At any time prior to the exchange of the Note for Equity Securities hereunder, the Company may pay to MGT Sports in cash an amount equal to 50% of all principal and interest then owing pursuant to the Note, at which point the Note shall be deemed paid in full.

ARTICLE V

CONDITIONS TO COMPANY’S OBLIGATIONS HEREUNDER

The obligations of the Company to MGT Sports hereunder are subject to the satisfaction of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing the Investor with prior written notice thereof:

5.1 MGT Sports shall have duly executed this Agreement and delivered the same to the Company.

5.2 The representations and warranties of MGT Sports shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date which shall be true and correct as of such specified date), and MGT Sports shall each have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by MGT Sports at or prior to the Closing Date.

5.3 No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by this Agreement.

5.4 A majority of the Company’s shareholders shall have approved the transactions described herein, and the Company’s Information Statement with respect to such action shall have become effective. For the avoidance of doubt, no Equity Securities shall be issued hereunder unless and until such shareholder approval shall have become effective. NASDAQ shall have approved the listing of additional shares application with respect to the issuance of the Equity Securities.

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ARTICLE VI

CONDITIONS TO THE OBLIGATIONS

OF MGT SPORTS HEREUNDER

The obligations of MGT Sports hereunder are subject to the satisfaction of each of the following conditions (except to the extent such condition is expressly conditional to a specific closing, in which case such condition shall only apply to such specific closing), provided that these conditions are for the sole benefit of MGT Sports and may be waived by MGT Sports at any time in its sole discretion by providing the Company with prior written notice thereof:

6.1 The Company shall have duly executed and delivered this Agreement and provided it to MGT Sports.

6.2 Each and every representation and warranty of the Company shall be true and correct in all material respects as of the date when made and as of the Closing Date as though originally made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required to be performed, satisfied or complied with by the Company at or prior to the Closing Date.

6.3 The Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the Note Exchange Transactions, including but not limited to filing the Certificate of Designations for the Preferred Shares, if any Preferred Shares are to be issued hereunder, as may be required to be filed with the Secretary of State of the State of Delaware.

6.4 The Company shall have issued an instruction letter to its transfer agent to issue the Common Shares and the Preferred Shares to MGT Sports.

6.5 The Company shall have delivered an irrevocable letter of instruction to its transfer agent to reserve for issuance to MGT Sports such number of shares of the Company’s common stock as may be issuable upon conversion of the Preferred Shares;

6.6 No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by this Agreement.

6.7 A majority of the Company’s shareholders shall have approved the transactions described herein, and the Company’s Information Statement with respect to such action shall have become effective. For the avoidance of doubt, no Equity Securities shall be issued hereunder unless and until such shareholder approval shall have become effective. NASDAQ shall have approved the listing of additional shares application with respect to the issuance of the Equity Securities.

ARTICLE VII

TERMINATION

7.1 In the event that the closing of the exchange of the Note for the Exchange Securities shall not have occurred by September 30, 2016, this Agreement shall terminate and shall be null and void. In that event, the principal balance of the Note of $940,505 shall remain outstanding, as well as accrued and unpaid interest from June 8, 2016 through such date.

ARTICLE VIII

MISCELLANEOUS

8.1 Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City and County of New York, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

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8.2 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same Agreement. This Agreement, to the extent delivered by means of a facsimile machine or electronic mail (any such delivery, an “Electronic Delivery”), shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto, each other party hereto shall re-execute original forms hereof and deliver them in person to all other parties. No party hereto shall raise the use of Electronic Delivery to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of Electronic Delivery as a defense to the formation of a contract, and each such party forever waives any such defense, except to the extent such defense related to lack of authenticity.

8.3 Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

8.4 Severability. If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

8.5 Entire Agreement; Amendments. This Agreement supersedes all other prior oral or written agreements between the Investor, the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement, contains the entire understanding of the Parties with respect to the matters covered herein and, except as specifically set forth herein, neither the Company nor the Investor makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended other than by an instrument in writing signed by the Parties, and any amendment to this Agreement made in conformity with the provisions of this Section shall be binding upon the Parties. No provision hereof may be waived other than by an instrument in writing signed by the Party against whom enforcement is sought.

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8.6 Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one business day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company:	DraftDay Fantasy Sports, Inc.
902 Broadway, 11th Floor
New York, NY 1010
Telephone: 212.231.0092
Attention: General Counsel
Email: tom@wetpaint.com

If to the Investor:	MGT Sports, Inc.
500 Mamaroneck Avenue, Suite 320
Harrison, NY 10528
ATTN: Robert B. Ladd, President and CEO
Phone: (914)630-7430
Email: rladd@mgtci.com

With a copy to:

Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Telephone: (212) 930-9700
Email: jkaplowitz@srrff.com
Attention: Jay Kaplowitz, Esq.

to its address and email address set forth above, or to such other address and/or email address and/or to the attention of such other person as the recipient party has specified by written notice given to each other Party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) electronically generated by the sender’s email program containing the time, date, recipient email address and copy of the message or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by email or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

8.8 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of MGT Sports. MGT Sports may assign some or all of its rights hereunder without the consent of the Company, except as may be inconsistent with the terms of this Agreement.

8.9 Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. No specific representation or warranty shall limit the generality or applicability of a more general representation or warranty.

8.10 Example. Preferred Shares will only be issued hereunder if and to the extent that the issuance of shares of common stock of the Company to MGT Sports would result in MGT Sports owning greater than 9.99% of the total shares of the Company’s common stock outstanding. By way of example only, assume that the Note would be convertible at closing into 4,000,000 shares of the Company’s common stock after the price adjustment set forth in Section 4.2, at a time when the Company has 36,000,000 shares of common stock outstanding, Also assume for purposes of this example that MGT Sports owns at such time no other shares of the Company’s common stock. By way of example only, in such event, the Company would issue at closing 3,995,556 shares of common stock at closing, and the remaining 4,444 shares would be issued in the form such number of the Company’s Series D Preferred Stock that would be convertible into 4,444 shares of the Company’s common stock.

[signature page follows]

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IN WITNESS WHEREOF, the Investor and the Company have caused their respective signature pages to this Agreement to be duly executed as of the date first written above.

COMPANY:

FUNCTION (X), INC.

By:	/s/ Mitchell J. Nelson
Name:	Mitchell J. Nelson
Title:	Executive Vice President

MGT SPORTS, INC.

By:	/s/ Robert Ladd
Name:	Robert Ladd
Title:	President and Chief Executive Officer

PARENT:

MGT CAPITAL INVESTMENTS, INC.

By:	/s/ Robert Ladd
Name:	Robert Ladd
Title:	President and Chief Executive Officer

The undersigned, which collectively hold a majority of the Company’s outstanding common stock, hereby covenant and agree that they will vote FOR the issuance of the Equity Securities as contemplated by this Agreement.

Sillerman Investment Company III, LLC	Sillerman Investment Company IV, LLC

By:	By:

Name:	Name:

Title:	Title:

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IN WITNESS WHEREOF, the Investor and the Company have caused their respective signature pages to this Agreement to be duly executed as of the date first written above.

COMPANY:

FUNCTION (X), INC.

By:	/s/ Mitchell J. Nelson
Name:	Mitchell J. Nelson
Title:	Executive Vice President

MGT SPORTS, INC.

By:
Name:	Robert Ladd
Title:	President and Chief Executive Officer

PARENT:

MGT CAPITAL INVESTMENTS, INC.

By:
Name:	Robert Ladd
Title:	President and Chief Executive Officer

The undersigned, which collectively hold a majority of the Company’s outstanding common stock, hereby covenant and agree that they will vote FOR the issuance of the Equity Securities as contemplated by this Agreement.

Sillerman Investment Company III, LLC		Sillerman Investment Company IV, LLC

By:	/s/ Robert F.X. Sillerman	By:	/s/ Robert F.X. Sillerman

Name:	Robert F.X. Sillerman	Name:	Robert F.X. Sillerman

Title:		Title:

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EXHIBIT A

Wiring Instructions:

CitiBank

ABA# 021 000 089

Account #

499 869 9668

MGT Sports, Inc.

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SCHEDULE 2.7

On September 8, 2015, the Company entered into a promissory note with Kuusamo Capital Ltd. The Company intends to enter into a similar exchange agreement with Kuusamo Capital pursuant to which a portion of such note may be satisfied through the issuance of stock. That stock, if issued, could be integrated with the issuance of stock hereunder.

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SCHEDULE 2.9

The SEC opened a formal order of investigation relating to a matter regarding certain dealings in our securities by an unaffiliated third party. We have also received an informal request from the staff of the SEC, dated June 11, 2012, for the voluntary production of documents and information concerning certain aspects of our business and technology. We initially provided documents in response to such request on July 2, 2012, and we have provided supplements and documents for additional questions, as requested. We intend to cooperate with the SEC regarding this matter and any other requests we may receive. However, there is no assurance that the SEC will not take any action against us. A determination by the SEC to take action against us could be costly and time consuming, could divert the efforts and attention of our directors, officers and employees from the operation of our business and could result in sanctions against us, any or all of which could have a material adverse effect on our business and operating results.

Our common stock has traded on the NASDAQ Capital Market under the symbol DDAY, which was recently changed to FNCX. NASDAQ recently informed us that we have failed to comply with certain of NASDAQ’s continuing listing criteria, and that our stock will be delisted. We received two different de-listing notices. One was regarding our failure to maintain a price of at least $1.00, and one was relating to a failure to maintain at least $2.5 million in stockholders equity.

With respect to the former notice, we did not come into compliance with the $1.00 price requirement within the 180 day grace period, The Company has submitted a plan to Nasdaq to regain compliance. However, there can be no assurance that the Company will achieve compliance. If the Company does not, the Company could be delisted. Delisting will impair the liquidity of our securities not only in the number of shares that could be bought and sold at a given price, which may be depressed by the relative illiquidity, but also through delays in the timing of transactions. As a result, an investor may find it more difficult to dispose of shares of our common stock. We believe that current and prospective investors will view an investment in our common stock less favorably after it is delisted from NASDAQ. This failure to meet the continuing NASDAQ listing requirements will likely have an adverse impact on the value of and trading activity in our common stock.

With respect to the latter notice, we replied to Nasdaq with a plan for getting back into compliance, and Nasdaq rejected that plan. We have appealed the decision. Nasdaq has given us until August 22, 2016 to get back into compliance. If we are unable to get into compliance by that date, our stock will be delisted. Delisting will impair the liquidity of our securities not only in the number of shares that could be bought and sold at a given price, which may be depressed by the relative illiquidity, but also through delays in the timing of transactions. As a result, an investor may find it more difficult to dispose of shares of our common stock. We believe that current and prospective investors will view an investment in our common stock less favorably after it is delisted from NASDAQ. This failure to meet the continuing NASDAQ listing requirements will likely have an adverse impact on the value of and trading activity in our common stock.

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